Filed Pursuant to Rule 424(b)(5)
Registration No. 333-281507

PROSPECTUS SUPPLEMENT

(to Prospectus dated August 22, 2024)

Cadiz Inc.

5,000,000 Shares of Common Stock

We are offering 5,000,000 shares of our common stock, par value $0.01 per share, to certain institutional and accredited investors in a registered direct offering pursuant to this prospectus supplement and the accompanying prospectus. The per share offering price for the common stock is $4.20.

Our common stock is listed on the Nasdaq Global Market under the symbol “CDZI.” On October 28, 2026, the closing price of our common stock as reported by the Nasdaq Global Market was $4.72 per share.

We have engaged Roth Capital Partners, LLC to act as the exclusive placement agent in connection with the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered in this offering. The placement agent is not purchasing or selling any of the securities we are offering, and the placement agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there are no arrangements to place the funds in an escrow, trust, or similar account. We have agreed to pay the placement agent the placement agent fees as set forth in the table below.

	Per Share	Total
Offering price	$4.20	$21,000,000
Placement agent fees (1)	$0.25	$1,250,000
Proceeds, before expenses, to Cadiz, Inc.	$3.95	$19,750,000

(1)	We have agreed to pay the placement agent a fee equal to 6% of gross proceeds, subject to certain exceptions. In addition, we have agreed to reimburse the placement agent for certain expenses. Please see “Plan of Distribution” for a detailed description of the placement agent’s compensation.

An investment in our common stock involves a high degree of risk.  See “Risk Factors” beginning on page S-5 of this prospectus supplement, and under similar headings in other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement, for more information on these risks.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. The securities are not being offered in any jurisdiction where the offer is not permitted.

Delivery of the shares of common stock offered under this prospectus supplement is expected to be made on or about October 30, 2026, subject to the satisfaction of certain conditions.

Roth Capital Partners

The date of this prospectus supplement is October 29, 2026

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S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This document consists of two parts and is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) utilizing a “shelf” registration process. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. If there is a difference between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, on the other hand, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference into this prospectus supplement and having the later date, the statement in the document having the later date modifies or supersedes the earlier statement. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined.

Before you invest in shares of our common stock, you should read, in their entirety, this prospectus supplement and the accompanying prospectus and any related issuer free writing prospectus, as well as the additional information incorporated by reference in this prospectus supplement described below under “Where You Can Find More Information” and “Information Incorporated by Reference” or in any related issuer free writing prospectus.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither the delivery of this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us, nor any sale made under this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us, implies that there has been no change in our affairs or that the information therein is correct as of any date after the date of such document.  You should not assume that the information in this prospectus supplement or the accompanying prospectus, including any information incorporated in this prospectus supplement or the accompanying prospectus by reference, or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

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Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference therein will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We are responsible for the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related issuer free writing prospectus we have authorized for use in connection with this offering.  This prospectus supplement may be used only for the purpose for which it has been prepared. You may rely only on the information contained or incorporated by reference in this prospectus supplement.  Neither we nor any other person has authorized anyone to provide information different from the information contained in this prospectus supplement, the accompanying prospectus and any related issuer free writing prospectus and the documents incorporated by reference herein and therein.

You should not consider any information included or incorporated by reference in this prospectus supplement or the accompanying prospectus to be legal, tax or investment advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding any purchase of the common stock. Neither we nor the placement agent makes any representation regarding the legality of an investment in our common stock by any person under applicable investment or similar laws.

We are not making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. This prospectus supplement does not constitute an offer or an invitation to subscribe for and purchase any of our securities, and may not be used for or in connection with an offer or solicitation by any person, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement outside of the United States. This prospectus supplement does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

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Summary

This summary highlights selected information included elsewhere in or incorporated by reference in this prospectus supplement and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus supplement and accompanying prospectus carefully, especially “Risk Factors” and the financial statements and related notes and other information incorporated by reference herein and therein, before deciding whether to participate in the offering described in this prospectus supplement. In this prospectus supplement, unless expressly noted or the content indicates otherwise, the words “we,” “us,” “our,” “Cadiz,” “company” and similar references mean Cadiz Inc. and its subsidiaries.

About Cadiz

We are a water solutions provider with a unique combination of land, water, pipeline and water filtration assets located in Southern California between major water systems serving population centers in the Southwestern United States. Our portfolio of assets includes 2.5 million acre-feet of permitted water supply, 1 million acre-feet of groundwater storage capacity, 220 miles of existing, underground pipeline, 43 miles of right-of-way entitlements for pipeline construction, and versatile, scalable and cost-effective water filtration technology that removes contaminants and constituents of concern from groundwater. Our customers are public and private water systems, government agencies and commercial businesses.

We own approximately 46,000 acres of land with high-quality, naturally recharging groundwater resources in Southern California’s Mojave Desert (“Cadiz Property”). Our land holdings with vested water rights were assembled by our founders in the early 1980s, relying on NASA satellite imagery that identified a desert aquifer system beneath a vast 2,000 square mile Southern California watershed. The aquifer system underlying the watershed is estimated to hold 30 - 50 million acre-feet of groundwater in storage, comparable in size to the capacity of the largest reservoir in the United States - Lake Mead. Since the late 1980s, we have farmed at our contiguous property at the base of the watershed (“Cadiz Ranch”) relying on groundwater for irrigation.

In 2008, we entered into a 99-year lease with the Arizona & California Railroad Company (“ARZC”) to co-locate and construct a water conveyance pipeline system (“Southern Pipeline”) within ARZC’s existing, active railroad right-of-way (“ROW”) that extends 43-miles from the Cadiz Ranch to the Colorado River Aqueduct (“CRA”), one of Southern California’s primary sources of water supply, allowing water supply to be moved between the Cadiz Ranch and the CRA for off property beneficial uses.

In 2012, we received permits and entitlements from public agencies for our groundwater storage project (the “Mojave Groundwater Bank”), which will (1) conserve 2.5 million acre-feet of water from the aquifer system over a 50-year period (average of 50,000 acre-feet per year) for off-property beneficial uses in underserved California communities and (2) store up to 1 million acre-feet of imported water in the aquifer system. The permits were challenged through litigation and were upheld and sustained in their entirety by judgements in the California Superior Court in 2014 and the California Court of Appeal in 2016.

In 2021, we completed the acquisition of a 30” steel natural gas pipeline (“Northern Pipeline”) that extends 220-miles from the Cadiz Ranch across Kern and San Bernardino Counties terminating in California’s Central Valley. The pipeline, originally constructed to transport fossil fuels, is idle, and we are preparing to convert the pipeline to transport water. The route of the Northern Pipeline intersects several water conveyance facilities that serve Southern California, including the California Aqueduct, the Los Angeles Aqueduct, and the Mojave River Pipeline.

In 2022, we completed the acquisition of the assets of ATEC Systems, Inc., a producer of specialized filtration systems for removal of common groundwater contaminants that pose health risks in drinking water, including iron, manganese, arsenic, nitrates, Chromium 6 and other constituents of concern.

In 2024, we entered into agreements with multiple public water systems for their purchase of 21,275 acre-feet per year (“AFY”) of annual water supply from the Mojave Groundwater Bank to be delivered via the Northern Pipeline.

To finance construction of all improvements and required facilities to operate the Mojave Groundwater Bank project including the Northern Pipeline, Southern Pipeline and related facilities, we established a new special purpose business entity, Mojave Water Infrastructure Company LLC (“MWI”), that will fund these capital costs in partnership with public sector, tribal and other investors.

In October 2025, we entered into a definitive agreement (“Lytton Credit Agreement”) with Lytton Rancheria of California, a federally recognized Native American Tribe (“Lytton”), pursuant to which we may require Lytton to provide up to $51 million in an unsecured loan facility, convertible into a majority interest in the storage cash flows from the Mojave Groundwater Bank (“Storage Cash Flows Right”), which Lytton would then contribute to MWI, in exchange for equity interests in MWI on the same economic terms offered to other equity investors in MWI. The Lytton Credit Agreement represents the first tranche of up to approximately $451 million in total equity capital being raised by us through MWI, to construct, own and operate the Mojave Groundwater Bank.

In addition, we are currently engaged in due diligence with certain private equity, infrastructure, and strategic investors for up to $400 million in equity commitment to MWI. MWI investors are expected to coordinate with us and project participants to seek available infrastructure grants and/or other financing alternatives such as public debt and infrastructure debt financing.

In February 2026, we received an invitation from the U.S. Environmental Protection Agency (“EPA”) to apply for up to $194 million under the Water Infrastructure Finance and Innovation Act (“WIFIA”) program to support Northern Pipeline conversion costs. This pre-application invitation reserves federal funding for the project while we advance through the underwriting process. In addition to WIFIA, we are evaluating the potential to seek revenue bond issuances to fund any remaining construction costs through a financing focused Joint Powers Authority formed by Fenner Gap Mutual Water Company and the County of San Bernardino in April 2026.

If definitive agreements for the up to $400 million in equity capital investments in MWI described above are completed, we currently anticipate contributing to MWI certain of our pipeline infrastructure assets, which may include the Northern Pipeline and the Southern Pipeline right-of-way. The final terms, timing and scope of any such contribution will depend on the terms of those agreements. In addition, Lytton would contribute to MWI its Storage Cash Flows Right, so that the MWI investors would share in the cash flows generated from the constructed facilities, including from the supply agreements and the Storage Cash Flows Right. In consideration of our transfer of assets, we may receive an upfront capital reimbursement payment at closing in addition to an equity interest in MWI, entitling us to share in the long-term cash flows generated by MWI. Additionally, we would seek to retain rights to certain cash flows generated from the Company’s water-storage operations that we would not be contributing to MWI.

Additional information about our business can be found in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on March 31, 2026, and our subsequent filings with the Commission.

Corporate Information

We are a Delaware corporation with our principal executive offices located at 550 South Hope Street, Suite 2850, Los Angeles, California 90071. Our telephone number is (213) 271-1600. We maintain a corporate website at www.cadizinc.com. Our website address provided in this prospectus supplement is not intended to function as a hyperlink and the information on our website is not, nor should it be considered, part of this prospectus supplement or accompanying prospectus or incorporated by reference herein or therein.

The Offering

Issuer	Cadiz Inc.

Common stock offered by us in this offering	5,000,000 shares of common stock

Offering price	$4.20 per share of common stock, par value $0.01 per share

Total outstanding shares of common stock before this offering	85,019,860

Total outstanding shares of common stock after this offering	90,019,860

Use of proceeds	We expect to receive net cash proceeds of approximately $20 million from the issuance and sale of common stock in this offering, after deducting fees for the placement agent and other expenses. We currently intend to use the net proceeds from this offering for general corporate purposes, including corporate overhead and interest payments on our indebtedness under our Credit Agreement, as described in Note 3, “Long-Term Debt,” to our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, as well as capital and other expenses related to the development and construction of the Mojave Groundwater Bank Project, which may include acquisition of equipment and materials intended to be used in construction of facilities related to our northern and/or southern pipeline. Net proceeds from this offering may also be used for the equipment and materials related to wellfield infrastructure on land owned by us and our subsidiaries, business development activities, other capital expenditures, working capital, the expansion of the business and acquisitions and other general corporate purposes. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and the risk factors described in the documents incorporated by reference in this prospectus supplement and accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Global Market symbol	CDZI

Transfer agent and registrar	Continental Stock Transfer & Trust Company

The number of shares of common stock to be outstanding immediately after this offering is based on 85,019,860 shares of our common stock outstanding as of October 28, 2026, and excludes:

●	1,353,064 shares of our common stock issuable upon vesting of restricted stock units or exercise of options issued under our 2019 Equity Incentive Plan;

●	608,212 shares of our common stock reserved for issuance and available for future grant or sale under our 2019 Equity Incentive Plan;

●	1,600,000 shares of our common stock issuable upon settlement of inducement awards granted pursuant to Nasdaq Listing Rule 5635(c)(4);

●	133,261 shares of our common stock issuable upon conversion of 329 outstanding shares of our Series 1 Preferred Stock, at a conversion rate of 405.05 shares of common stock per share of our Series 1 Preferred Stock;

●	1,000,000 shares of our common stock issuable upon the exercise of outstanding warrants;

●	up to approximately 4,572,816 shares of common stock upon conversion of unsecured convertible loans in a principal amount as of September 30, 2026 of approximately $19.4 million, plus interest thereon, with a maturity date of June 30, 2028;

●	up to approximately 5,376,910 shares of common stock upon conversion of secured convertible loans in a principal amount as of September 30, 2026 of approximately $24.0 million, plus interest thereon, with a maturity date of June 30, 2028;

●	up to 275,000 shares of our common stock issuable as funding fees, 800,000 shares issuable as an extension fee if the maturity date is extended, and shares that may be issued in payment of interest, in each case under the Credit Agreement, dated as of October 27, 2025, between the Company and Lytton Rancheria of California.

In addition, the above table does not include any shares of common stock issuable upon conversion of 2,300,000 outstanding depositary shares (the “Depositary Shares,” and each individually, a “Depositary Share”), each representing 1/1000th of a share of our Series A Preferred Stock with a liquidation preference of $25,000.00 per share of Series A Preferred Stock ($25.00 per Depositary Share). The Depositary Shares are convertible into our shares of common stock if, and only if, a Change of Control (leading to a de-listing) or a Delisting Event (each as defined in the applicable Certificate of Designation) has occurred, and the Company has not elected to redeem the Series A Preferred Stock prior to the applicable conversion date.

Except as otherwise indicated, all information in this prospectus supplement assumes no issuance of the shares of common stock described above.

Risk Factors

Our business is subject to significant risks. Before you invest in our common stock, you should carefully consider, among other matters, the risks and uncertainties described below, as well as the other information contained or incorporated by reference in this prospectus supplement and accompanying prospectus, including our consolidated financial statements and accompanying notes and the information under the heading “Risk Factors” in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” See “Information Incorporated by Reference” beginning on page S-21 of this prospectus supplement. If any of the risks and uncertainties described in this prospectus supplement and accompanying prospectus, or the documents incorporated by reference herein or therein actually occur, our business, financial condition, or results of operations could be materially adversely affected. This could cause the market or trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business, financial condition and operations.

Risks Relating to this Offering and Ownership of Our Common Stock

You will experience immediate dilution in the book value per share of the common stock you purchase in this offering.

Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the offering price of $4.20 per share of our common stock and the sale of 5,000,000 shares of common stock under this prospectus supplement, and after deducting the placement agent fee and estimated aggregate offering expenses of $300,000 payable by us, if you purchase the common stock in this offering, you will incur immediate dilution of $3.99 per share in net tangible book value. See the section titled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

We may in the future issue additional shares of common stock, warrants, convertible securities or other equity or equity-linked securities in connection with financings, acquisitions, strategic transactions, equity incentive plans or otherwise. To the extent that we issue additional shares of common stock or securities convertible into, exercisable for or exchangeable for shares of common stock, investors purchasing securities in this offering may experience further dilution in their ownership interests.

Our management will have broad discretion over the use of the cash proceeds from this offering and might not apply the proceeds in ways that increase the value of your investment.

We currently intend to use the net proceeds from this offering for general corporate purposes, including corporate overhead and interest payments on our indebtedness under our Credit Agreement, as described in Note 3, “Long-Term Debt,” to our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, as well as capital and other expenses related to the development and construction of the Mojave Groundwater Bank Project, which may include acquisition of equipment and materials intended to be used in construction of facilities related to our northern and/or southern pipeline. Net proceeds from this offering may also be used for the equipment and materials related to wellfield infrastructure on land owned by us and our subsidiaries, business development activities, other capital expenditures, working capital, the expansion of the business and acquisitions and other general corporate purposes. See “Use of Proceeds” of this prospectus supplement. However, our management will have broad discretion over the use of the net cash proceeds from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. Our management may not apply the net proceeds of this offering in ways that increase the value of your investment. The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement and accompanying prospectus, and in the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net cash proceeds for other purposes, and our management will have significant flexibility in applying the net cash proceeds from this offering.

Future sales of our common stock or equity-linked securities in the public market could lower the market price of our common stock.

As of October 28, 2026, we had 85,019,860 shares of common stock issued and outstanding and the closing sale price of our common stock on the Nasdaq Global Market was $4.72.

We may engage in transactions to issue common stock, preferred stock, convertible debt and warrants to purchase common stock, as we have in the past, which transactions may include registration rights. The registration of such additional securities and the potential for high volume trades of our common stock in connection with these financings may have a downward effect on our market price. Future issuances of our common stock, including upon the conversion or exercise of shares of convertible preferred stock, convertible debt, or warrants may have a further negative impact on our stock price.

Further, we have reserved for issuance, but not yet issued, a substantial amount of additional shares of our common stock, including the shares reserved for issuance upon the exercise or vesting, as applicable, of equity incentive awards and warrants and for issuance upon conversion or exchange of our outstanding Series 1 Preferred Stock and convertible loans. The issuance of additional shares of our common stock may increase dilution of existing investors.

We cannot predict the size of future issuances of common stock or equity-linked securities or the effect, if any, that they may have on the market price of our common stock. The issuance and sale of substantial amounts of common stock or equity-linked securities, or the perception that such issuances and sales may occur, could adversely affect the market price of our common stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities.

The volatility of our stock price could adversely affect current and future stockholders.

The market price of our common stock is volatile and fluctuates in response to various factors which are beyond our control.  Such fluctuations are particularly common in companies such as ours, which have not generated significant revenues. The following factors, in addition to other risk factors described in this section and our filings under the Exchange Act, could cause the market price of our common stock to fluctuate substantially:

●	Developments involving the execution of our business plan;

●	Disclosure of any adverse results in litigation;

●	Regulatory developments affecting our ability to develop our properties;

●	Our liquidity position, rate of cash expenditures and ability to obtain additional financing, or the market’s perception thereof;

●	Sales of a significant number of shares of our common stock by existing stockholders, or the perception that such sales may occur;

●	Disruptions to the stock market and supply chains as a result of public health crises such as the global COVID-19 pandemic, as well as wars, conflicts and geopolitical tensions such as the wars in Ukraine and the Middle East, and related events and circumstances;

●	Perceptions in the marketplace of our company and the industry in which we operate;

●	General economic, political and market conditions; and

●	The dilutive effect or perceived dilutive effect of additional debt or equity.

In addition, the stock markets, from time to time, experience extreme price and volume fluctuations that may be unrelated or disproportionate to the operating performance of companies. These broad fluctuations may adversely affect the market price of our common stock. Price volatility could be worse if the trading volume of our common stock is low.

We do not anticipate paying dividends on our common stock.

We do not anticipate declaring or paying cash dividends on our common stock for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders may not receive any funds absent a sale of their shares of common stock. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates. We cannot assure stockholders that our stock price will appreciate or that they will receive a positive return on their investment if and when they sell their shares.

Special Note Regarding Forward-Looking Statements

Information presented in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you, and in other documents which are incorporated by reference in this prospectus supplement under the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Information Incorporated by Reference,” that discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). Forward-looking statements can be identified by the use of words such as “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	our ability to make timely payments of principal and interest on our indebtedness;

●	our ability to obtain additional financing necessary to implement our asset development programs, including private equity investments and public or government financing;

●	our ability to generate significant revenue from water resources (supply, storage and conveyance), water filtration and agricultural development;

●	the risk of variable water supplies and changing water allocation priorities;

●	our ability to fulfill required contractual conditions of any water supply agreements;

●	our ability to complete needed construction for water delivery to occur;

●	our ability to obtain all necessary regulatory approvals and permits for our development projects;

●	litigation by community, environmental or other groups regarding our development projects;

●	our ability to execute our plans for the construction, ownership, and operation of Cadiz’s groundwater banking project in the Mojave Desert and obtain the requisite funding;

●	unforeseen technical difficulties; and

●	general market conditions and competition for agriculture, water filtration products and water supplies, and the time needed to generate significant operating revenues from such programs after contracts are secured, crops are planted or operations commence.

Certain risks, uncertainties, and other factors are incorporated herein by reference to our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q, along with the other information contained in this prospectus supplement, as updated by our subsequent filings under the Exchange Act. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason, after the date of this prospectus supplement.

Use of Proceeds

We expect to receive net cash proceeds of approximately $20 million from the issuance and sale of common stock in this offering, after deducting the placement agent fee and estimated aggregate offering expenses of $300,000 payable by us in connection with this offering. We currently intend to use the net proceeds from this offering for general corporate purposes, including corporate overhead and interest payments on our indebtedness under our Credit Agreement, as described in Note 3, “Long-Term Debt,” to our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, as well as capital and other expenses related to the development and construction of the Mojave Groundwater Bank Project, which may include acquisition of equipment and materials intended to be used in construction of facilities related to our northern and/or southern pipeline. Net proceeds from this offering may also be used for the equipment and materials related to wellfield infrastructure on land owned by us and our subsidiaries, business development activities, other capital expenditures, working capital, the expansion of the business and acquisitions and other general corporate purposes. While we may use a portion of net cash proceeds for acquisitions, we do not have any current plans, arrangements or agreements in place regarding any specific acquisitions.

Pending application of the net cash proceeds as described above, we may invest the net cash proceeds in interest-bearing investment grade securities.

This expected use of the net cash proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement and accompanying prospectus and in the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations.  We may find it necessary or advisable to use the net cash proceeds for other purposes, and our management will have significant flexibility in applying the net cash proceeds from this offering.

Dividend Policy

We do not anticipate paying any cash dividends on shares of our common stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance our business strategy. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that our Board of Directors may deem relevant.

Dilution

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per share and our as adjusted net tangible book value per share after this offering. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

Our net tangible book value as of June 30, 2026 was approximately $(1,049,000), or $(0.01) per share. After giving effect to the sale by us of 5,000,000 shares of common stock hereby at the offering price of $4.20 per share, and after deducting the placement agent fee and estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as of June 30, 2026 would have been approximately $18,991,000, or $0.21 per share. This represents an immediate increase in net tangible book value of $0.22 per share to existing stockholders and an immediate dilution of $3.99 per share to new investors purchasing our common stock in this offering. The following table illustrates the per share dilution to investors purchasing shares of common stock in this offering:

Offering price per share of common stock in this offering		$4.20
Net tangible book value per share as of June 30, 2026	$(0.01)
Increase per share in net tangible book value after this offering	$0.22
As adjusted net tangible book value per share as of June 30, 2026 after giving effect to this offering		$0.21
Dilution per share to new investors		$3.99

The number of shares of common stock to be outstanding immediately after this offering is based on 84,161,245 shares of our common stock outstanding as of June 30, 2026, and excludes:

●	1,871,316 shares of our common stock issuable upon vesting of restricted stock units or exercise of options issued under our 2019 Equity Incentive Plan;

●	609,402 shares of our common stock reserved for issuance and available for future grant or sale under our 2019 Equity Incentive Plan;

●	1,600,000 shares of our common stock issuable upon settlement of inducement awards granted pursuant to Nasdaq Listing Rule 5635(c)(4);

●	133,261 shares of our common stock issuable upon conversion of 329 outstanding shares of our Series 1 Preferred Stock, at a conversion rate of 405.05 shares of common stock per share of our Series 1 Preferred Stock;

●	1,000,000 shares of our common stock issuable upon the exercise of outstanding warrants;

●	up to approximately 4,572,816 shares of common stock upon conversion of unsecured convertible loans in a principal amount as of September 30, 2026 of approximately $19.4 million, plus interest thereon, with a maturity date of June 30, 2028;

●	up to approximately 5,376,910 shares of common stock upon conversion of secured convertible loans in a principal amount as of September 30, 2026 of approximately $24.0 million, plus interest thereon, with a maturity date of June 30, 2028;

●	up to 525,000 shares of our common stock issuable as funding fees, 800,000 shares issuable as an extension fee if the maturity date is extended, and shares that may be issued in payment of interest, in each case under the Credit Agreement, dated as of October 27, 2025, between the Company and Lytton Rancheria of California.

In addition, the above table does not include any shares of common stock issuable upon conversion of 2,300,000 outstanding Depositary Shares, each representing 1/1000th of a share of our Series A Preferred Stock with a liquidation preference of $25,000.00 per share of Series A Preferred Stock ($25.00 per Depositary Share). The Depositary Shares are convertible into our shares of common stock if, and only if, a Change of Control (leading to a de-listing) or a Delisting Event (each as defined in the applicable Certificate of Designation) has occurred, and the Company has not elected to redeem the Series A Preferred Stock prior to the applicable conversion date.

To the extent that the outstanding equity awards or warrants are exercised or vest, or shares are issued upon conversion of shares of our Series 1 Preferred Stock, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that additional capital is raised through the sale of securities, the issuance of those securities could result in further dilution to our stockholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS OF COMMON STOCK

The following is a general discussion of the material U.S. federal income tax consequences generally applicable to non-U.S. holders (as defined herein) with respect to the purchase, ownership and disposition of shares of our common stock issued or acquired pursuant to this offering. This discussion does not purport to be a complete analysis of all potential tax effects. All prospective non-U.S. holders of our common stock should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock.

In general, a non-U.S. holder means a beneficial owner of our common stock (other than a partnership or an entity or arrangement treated as a partnership or pass-through entity for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation, or an entity treated as a corporation, created or organized under the laws of the United States or of any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more United States persons (within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, or the Code) have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a “United States person”.

This discussion is based on current provisions of the Code, existing final, temporary and proposed U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service, or the IRS, and judicial decisions, all as in effect as of the date of this prospectus supplement. These authorities are subject to change and to differing interpretations, possibly with retroactive effect. These authorities may change or be subject to differing interpretations. Any change or differing interpretation could adversely affect or cause the tax consequences to non-U.S. holders to vary substantially from those described in this prospectus supplement.

This discussion is limited to non-U.S. holders that hold shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s own circumstances. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, including, without limitation, non-U.S. holders who are tax-exempt or governmental organizations, real estate investment trusts or regulated investment companies, persons who are subject to a mark-to-market method of accounting for U.S. federal income tax purposes, corporations that accumulate earnings to avoid U.S. federal income tax, banks, trusts, mutual funds, financial institutions, insurance companies, brokers, dealers or traders in securities, commodities or currencies, tax-qualified retirement plans or pension funds, holders who hold or receive our common stock pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our common stock as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, “qualified foreign pension funds” as defined in Section 897(1)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds, holders deemed to sell our common stock under the constructive sale provisions of the Code, “controlled foreign corporations” and “passive foreign investment companies” (each as defined in the Code), U.S. expatriates and certain former U.S. citizens or long-term residents, persons subject to the alternative minimum tax, S corporations (and shareholders thereof), partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and partners or owners thereof), and persons who own (actively, indirectly or constructively) 5% or more of shares of our common stock. This discussion does not address the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis. This discussion does not address U.S. federal estate and gift tax (or any other non-income tax), U.S. state or local tax, or non-U.S. tax consequences to non-U.S. holders. In addition, except as specifically set forth below, this discussion does not address any applicable tax reporting requirements.

This discussion does not address the tax treatment of our common stock to an entity or arrangement treated as a partnership for U.S. federal income tax purposes or to a person that holds its common stock through such a partnership. If such a partnership or other such entity or arrangement holds shares of our common stock, the U.S. tax treatment of a person treated as a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Such partners (or other owners) and partnerships should consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of our common stock in light of their own circumstances.

There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling or opinion of counsel with respect to the U.S. federal income tax consequences to a non-U.S. holder of the purchase, ownership or disposition of our common stock.

THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE OR A COMPLETE DESCRIPTION OF ALL U.S. TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Distributions on Our Common Stock

We have no current plans to declare or pay dividends on our common stock. However, if we make distributions of cash or property on our common stock (including any constructive distributions), such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s adjusted tax basis in the common stock. Any remaining excess will be treated as capital gain from the sale or exchange of such common stock, subject to the tax treatment described below in “Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock.” Any such distribution will also be subject to the discussion below under the heading “Foreign Accounts.”

Subject to the discussion below regarding effectively connected income and under “Backup Withholding and Information Reporting” and “Foreign Accounts”, dividends paid to a non-U.S. holder that are not effectively connected with the non-U.S. holder’s conduct or a trade or business within the United States will be subject to U.S. federal withholding tax at a 30% rate of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty.

Non-U.S. holders may be entitled to a reduction in or an exemption from U.S. federal withholding tax on dividends as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding our common stock in connection with the conduct of a trade or business within the United States and dividends being paid in connection with that trade or business. A non-U.S. holder who claims a reduction in or exemption from withholding generally will be required to satisfy certain certification and other requirements. Such non-U.S. holders must generally provide us and/or our paying agent, as applicable, with a properly executed (a) IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable successor form) claiming an exemption from or reduction in withholding under an applicable income tax treaty, or (b) IRS Form W-8ECI (or other applicable successor form) stating that the dividends are not subject to U.S. withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. Such certificate must be provided before the payment of dividends and must be updated periodically. If tax is withheld in an amount in excess of the amount applicable under an income tax treaty, a refund of the excess amount generally may be obtained by a non-U.S. holder by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty.

Subject to the discussion below under “Backup Withholding and Information Reporting” and “Foreign Accounts”, if a non-U.S. holder holds our common stock in connection with the conduct of a trade or business in the United States, as determined for U.S. federal income tax purposes, and dividends paid on our common stock are effectively connected with such non-U.S. holder’s U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to such holder’s permanent establishment or fixed base in the United States), then the non-U.S. holder generally will be exempt from the U.S. federal withholding tax described above (provided the non-U.S. holder provides the appropriate certificate, as described above). Although such non-U.S. holder will be exempt from U.S. federal withholding tax, any such effectively connected dividends paid on our common stock generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a corporation also may be subject to an additional branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends (and, if required by an applicable income tax treaty, that are attributable to a permanent establishment maintained by the corporate non-U.S. holder in the United States), as adjusted for certain items. Non-U.S. holders should consult their own tax advisors regarding any applicable income tax treaties and their entitlement to any benefits thereunder in light of their own circumstances.

Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock

Subject to the discussion below under “Backup Withholding and Information Reporting” and “Foreign Accounts”, in general, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other taxable disposition of shares of our common stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States), in which case such gain generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted for certain items;

●	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

●	our common stock constitutes a “United States real property interest,” or a USRPI, because we are, or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “United States real property holding corporation” for U.S. federal income tax purposes, or a USRPHC. Generally, a corporation is a USRPHC if the fair market value of its USRPIs equals or exceeds 50% of the sum of the fair market value of its USRPIs plus its non-U.S. real property interests plus its other assets used or held for use in a trade or business. We have not performed an analysis to determine whether we are or have been a USRPHC. Therefore, there can be no assurance that we are not, have not been, or that we are likely to become a USRPHC in the future. Even if we are or become a USRPHC, provided that our common stock is “regularly traded on an established securities market”, as defined by applicable U.S. Treasury Regulations, a non-U.S. holder will be subject to U.S. federal income tax on a disposition of our common stock only if the non-U.S. holder holds more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, at any time during the shorter of the 5-year period preceding the date of the disposition or the period that the non-U.S. holder held our common stock. If we are a USRPHC and our common stock is not regularly traded on an established securities market, all non-U.S. holders will be subject to U.S. federal income tax on any gain realized on disposition of our common stock and a non-U.S. holder’s gross proceeds received on the disposition of our common stock generally will be subject to withholding tax at a rate of 15%, subject to potential reduction under an applicable income tax treaty. Non-U.S. holders should consult their own tax advisors regarding the possible consequences to them if we are, or were to become, a USRPHC. No assurance can be provided that our common stock is or will in the future be regularly traded on an established securities market for purposes of the rules described above.

Non-U.S. holders should consult their own tax advisors regarding any applicable income tax treaties that may provide for different rules in light of their own circumstances.

Backup Withholding and Information Reporting

A non-U.S. holder may have to comply with specific certification procedures to establish that the holder is not a “United States person” for U.S. federal income tax purposes in order to avoid backup withholding at the applicable rate (currently at a rate of 24%) with respect to payments of dividends on our common stock. A non-U.S. holder generally will not be subject to backup withholding with respect to payments of dividends on our common stock if it certifies its non-U.S. status by providing a valid IRS Form W-8BEN or W-8BEN-E or W-8ECI (or successor forms, as applicable), or otherwise establishes an exemption from backup withholding, as long as the applicable withholding agent does not have actual knowledge or reason to know that such non-U.S. holder is a “United States person” for U.S. federal income tax purposes. Distributions paid to non-U.S. holders subject to the U.S. federal income tax withholding, as described above in “Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding. However, information returns will be filed with the IRS in connection with any dividends on our common stock paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting may (although backup withholding generally will not) apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. holder on IRS Form W-8BEN, W-8BEN-E or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or such owner otherwise establishes an exemption. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them in light of their own circumstances.

Any documentation provided to an applicable withholding agent may need to be updated in certain circumstances. Non-U.S. holders should consult their own tax advisors regarding the rules regarding such documentation in light of their own circumstances.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, or may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Accounts

Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) generally impose a U.S. federal withholding tax of 30% on dividends and, subject to the proposed Treasury Regulations discussed below, the gross proceeds of a disposition of our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. The U.S. Treasury released proposed Treasury Regulations (which the preamble to the proposed Treasury Regulations states may be relied upon by taxpayers (including withholding agents) prior to finalization) which eliminate the withholding tax of 30% imposed under FATCA applicable to the gross proceeds from a sale or other disposition of our common stock. Prospective investors should consult their own tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock in light of their own circumstances.

THIS SUMMARY IS NOT INTENDED TO BE TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION

We are offering an aggregate of 5,000,000 shares of common stock to certain institutional and accredited investors at a price of $4.20 per share in consideration for gross cash proceeds of $21,000,000.

We have retained Roth Capital Partners, LLC to act as our exclusive placement agent in connection with this offering. Under the terms of the placement agent agreement, the placement agent is not purchasing or selling any common stock offered by us in this offering, and is not required to arrange for the sale of any specific number or dollar amount of the common stock, other than to use its reasonable best efforts to arrange for the sale of such common stock by us.

Fees and Expenses

We have agreed to pay the placement agent a fee equal to 6% of gross proceeds, except that no placement agent fee will be payable with respect to $10,000,000 of gross proceeds from the sale of shares of common stock to certain investors. We have also agreed to reimburse the placement agent at closing for its reasonable out-of-pocket, accountable, bona fide expenses actually incurred and up to $80,000 for legal fees for its counsel.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the placement agent or such other indemnified parties may be required to make in respect of those liabilities.

Lock-Up Agreements

The officers and directors of the Company have entered into lock-up agreements restricting them from selling, pledging or otherwise disposing of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock owned by them, during the period of 90 days following the date of the placement agent agreement. These restrictions are subject to limited exceptions, including but not limited to transfers as bona fide gifts, by will or intestate succession, and to immediate family members.

In addition, we have agreed, during the period ending 45 days after the closing date of this offering, not to, among other things, offer, pledge, sell, contract to sell, or grant any option, right or warrant to purchase, or dispose of any shares of our common stock or any securities convertible into our common stock, or file any registration statement with the SEC relating to the offering of any shares of our common stock or any securities convertible into our common stock, without the prior written consent of the placement agent.

Regulation M Restrictions

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as our placement agent might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of securities by the placement agent acting as placement agent. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

This prospectus supplement and accompanying prospectus may be made available in electronic format on websites or via email or through other online services maintained by the Company and/or the placement agent. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the Company’s and/or the placement agent’s websites and any information contained in any other websites maintained by the Company and/or the placement agent is not part of this prospectus supplement, accompanying prospectus, or the registration statement of which this prospectus supplement and accompanying prospectus form a part, has not been approved or endorsed by us or the placement agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the engagement letter agreement with the placement agent nor the placement agent agreement. See “Where You Can Find More Information”.

Price Stabilization, Short Positions

No person has been authorized by us to engage in any form of price stabilization in connection with this offering.

Other Relationships

The placement agent and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The placement agent and its affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with is, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the placement agent and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The placement agent and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This document is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this document is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this document is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this document.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this document (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the placement agent is not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining our prior consent or any underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall require us to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this document have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The securities may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this document is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

New Zealand

The shares of common stock offered hereby have not been offered or sold, and will not be offered or sold, directly or indirectly in New Zealand and no offering materials or advertisements have been or will be distributed in relation to any offer of shares in New Zealand, in each case other than:

●	to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money;

●	to persons who in all the circumstances can properly be regarded as having been selected otherwise than as members of the public;

●	to persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the shares before the allotment of those shares (disregarding any amounts payable, or paid, out of money lent by the issuer or any associated person of the issuer); or

●	in other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or reenactment of, or statutory substitution for, the Securities Act 1978 of New Zealand).

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comiss&abreve;o do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. We may not render services relating to the securities within the United Arab Emirates, including the receipt of applications and/or the allotment or redemption of such shares.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering shares of our common stock in this offering. See “Description of Capital Stock” in the accompanying prospectus for more information regarding our shares of common stock.

Legal Matters

The validity of the securities offered hereby will be passed upon for us by Norton Rose Fulbright US LLP. The placement agent is represented in connection with this offering by Morgan, Lewis & Bockius LLP.

Experts

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We file quarterly and annual reports, proxy statements and other information with the Commission. Our filings with the Commission, including the registration statement, reports, proxy and information statements, and other information are available to you on the Commission’s website at http://www.sec.gov. In addition, documents that we file with the Commission are available on our website at www.cadizinc.com. Our website address provided in this prospectus supplement is not intended to function as a hyperlink and the information on our website is not, nor should it be considered, part of this prospectus supplement or incorporated by reference into this prospectus supplement.

This prospectus supplement is part of a registration statement that we have filed with the SEC relating to the securities offered herein. This prospectus supplement does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus supplement makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Internet website.

Information Incorporated By Reference

The rules of the SEC allow us to incorporate by reference in this prospectus supplement the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. We hereby incorporate by reference the following information or documents into this prospectus supplement:

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 31, 2026;

●	Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2025, filed on October 29, 2026;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed on August 13, 2026;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed on May 14, 2026;

●	the Current Reports on Form 8-K filed with the Commission on February 4, 2026, May 20, 2026, June 23, 2026, July 15, 2026, July 27, 2026 (excluding the information furnished under Item 7.01 and the related exhibit furnished therewith), and July 28, 2026;

●	the description of our common stock as set forth in our registration statement filed on Form 8-A under the Exchange Act on May 8, 1984, as amended by:

●	the description of our common stock as set forth in Exhibit 4.4 to the Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 31, 2026; and

●	the description of our Series 1 Preferred Stock as set forth in the Current Report on Form 8-K filed with the Commission on March 9, 2020.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of the offering as to which this prospectus supplement relates. Information in such future filings updates and supplements the information provided in this prospectus supplement and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

You may obtain a copy of these filings, without charge, by writing or calling us at:

Cadiz Inc.
550 South Hope Street
Suite 2850
Los Angeles, California 90071
Attention: Investor Relations
(213) 271-1600

PROSPECTUS

$200,000,000

Cadiz Inc.

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

WARRANTS

SUBSCRIPTION RIGHTS

UNITS

By this prospectus and an accompanying prospectus supplement, we may from time to time offer and sell, in one or more offerings, up to $200,000,000 in any combination of debt securities, common stock, preferred stock, depositary shares, warrants, subscription rights and units.

This prospectus provides you with a general description of these securities. We will provide you with more specific terms of these securities in one or more supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement or issuer free writing prospectus relating to a particular offering, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of the offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, or through a combination of these methods, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” beginning of pages 1 and 24, respectively, for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Global Market under the symbol “CDZI”. On August 12, 2024, the closing price of our common stock as reported by the Nasdaq Global Market was $3.01 per share. We will provide information in any applicable prospectus supplement regarding the listing of securities other than shares of our common stock on any securities exchange.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 4 of this prospectus and any similar section contained in the applicable prospectus supplement and any related free writing prospectus concerning factors you should consider before investing in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated                 , 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the “Commission” or the “SEC,” using the “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell from time to time any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus will be superseded by the information in the prospectus supplement. You should read this prospectus, any applicable prospectus supplement and any related issuer free writing prospectus, as well as the additional information incorporated by reference in this prospectus described below under “Where You Can Find More Information” and “Information Incorporated by Reference” or in any applicable prospectus supplement and any related issuer free writing prospectus, before making an investment in our securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Neither the delivery of this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us, nor any sale made under this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us, implies that there has been no change in our affairs or that the information therein is correct as of any date after the date of this prospectus or of such prospectus supplement or free writing prospectus, as applicable. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

You may rely only on the information contained or incorporated by reference in this prospectus. Neither we nor any other person has authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither this prospectus nor any accompanying prospectus supplement nor any free writing prospectus prepared by or on behalf of us or to which we have referred you constitutes an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, or an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

Unless the context otherwise requires, the terms “we,” “us,” “our,” “Cadiz,” and “the Company” refer to Cadiz Inc., a Delaware corporation, and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information presented in this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you, and in other documents which are incorporated by reference in this prospectus under the sections of this prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference,” that discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	our ability to make timely payments of principal and interest on our indebtedness;

●	our ability to obtain additional financing necessary to implement our asset development programs;

●	our ability to generate significant revenue from water resource (supply, storage and conveyance), water filtration and agricultural development;

●	the risk of variable water supplies and changing water allocation priorities;

●	our ability to fulfill required contractual conditions of any water supply agreements;

●	our ability to complete needed construction for water delivery to occur;

●	our ability to obtain all necessary regulatory approvals and permits for our development projects;

●	litigation by community, environmental or other groups regarding our development projects;

●	unforeseen technical difficulties; and

●	general market conditions and competition for agriculture, water filtration products and water supplies, and the time needed to generate significant operating revenues from such programs after contracts are secured, crops are planted or operations commence.

When considering forward-looking statements in this prospectus, you should also keep in mind the cautionary statements in the “Risk Factors” section and other sections of this prospectus, and other cautionary statements in any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you and any documents which are incorporated by reference in this prospectus and listed in “Where You Can Find More Information” and “Information Incorporated by Reference” beginning on pages 27 and 28, respectively.

Certain risks, uncertainties, and other factors are incorporated herein by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, along with the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason, after the date of this prospectus.

THE COMPANY

About Cadiz

We are a water solutions provider with a unique combination of land, water, pipeline and water filtration technology assets located in Southern California between major water systems serving population centers in the Southwestern United States. Our portfolio of assets includes 2.5 million acre-feet of water supply (permits complete), 220 miles of existing, buried pipeline, 1 million acre-feet of groundwater storage capacity, and versatile, scalable and cost-effective water filtration technology. We will provide products and services to public water systems, government agencies and commercial clients.

We own approximately 46,000 acres of land with high-quality, naturally recharging groundwater resources in Southern California’s Mojave Desert. Our land holdings with vested water rights were assembled by our founders in the early 1980s, relying on NASA imagery that identified a desert aquifer system at the base of a vast Southern California watershed which holds 30 - 50 million acre-feet of groundwater in storage – comparable in size to the largest reservoir in the United States, Lake Mead.

In 2008, we entered into a 99-year lease with the Arizona & California Railroad Company that will allow us to co-locate and construct a 43-mile water conveyance pipeline within an existing, active railroad right-of-way that extends from the Cadiz Ranch to the Colorado River Aqueduct, one of Southern California’s primary sources of water supply.

In 2021, we completed the acquisition of a 30” steel natural gas pipeline that extends 220-miles from the Cadiz Ranch across Kern and San Bernardino Counties terminating in California’s Central Valley. The pipeline, originally constructed to transport fossil fuels, is idle, and we are preparing to convert the pipeline to transport water. The route of the Northern Pipeline intersects several water conveyance facilities that serve Southern California, including the California Aqueduct, the Los Angeles Aqueduct, and the Mojave River Pipeline.

In 2022, we completed the acquisition of the assets of ATEC Systems, Inc., a producer of specialized filtration systems for removal of common groundwater contaminants that pose health risks in drinking water, including iron, manganese, arsenic, nitrates, Chromium 6 and other constituents of concern.

Additional information about our business can be found in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on March 28, 2024, and our subsequent filings with the Commission.

Corporate Information

We are a Delaware corporation with our principal executive offices located at 550 South Hope Street, Suite 2850, Los Angeles, California 90071. Our telephone number is (213) 271-1600. We maintain a corporate website at www.cadizinc.com. Our website address provided in this prospectus is not intended to function as a hyperlink and the information on our website is not, nor should it be considered, part of this prospectus or incorporated by reference into this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Certain risks relating to us and our business are described under the headings “Business” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on March 28, 2024, which is incorporated by reference into this prospectus and any accompanying prospectus supplement and which you should carefully review and consider, along with the other information contained in this prospectus and any accompanying prospectus supplement or incorporated by reference herein, as updated by our subsequent filings under the Exchange Act, before making an investment in any of our securities.

Additional risks, as well as updates or changes to the risks described in the documents incorporated by reference herein, may be included in any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Prior to making a decision to invest in our securities you should consider carefully the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with any other information contained in the applicable prospectus supplement or appearing or incorporated by reference in this prospectus.

In addition, please read the section of this prospectus captioned “Special Note Regarding Forward-Looking Statements,” in which we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Investment in any securities offered pursuant to this prospectus involves risks and uncertainties. If one or more of the events discussed in the risk factors were to occur, our business, financial condition, results of operations or liquidity, as well as the value of an investment in our securities, could be materially adversely affected.

You should carefully consider the risk factors as well as the other information contained and incorporated by reference in this prospectus before deciding to invest.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, the net proceeds from the sale of the securities offered by this prospectus and each prospectus supplement, the “offered securities,” will be used to further expand and accelerate development of our land, water supply, water storage, water conveyance and water filtration technology assets which may include the development of our southern pipeline project or our northern pipeline project, the establishment of related wellfield infrastructure on land owned by us and our subsidiaries, business development activities, capital expenditures, working capital, the refinancing or repayment of existing indebtedness, the expansion of the business and acquisitions, and general corporate purposes. If any of the net proceeds from the offered securities will be used for acquisitions, we will identify the acquisition in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities may constitute either senior or subordinated debt securities, and may also include convertible debt securities. We will issue any debt securities that will be senior debt under an Indenture between us and a trustee, or the “Senior Indenture.” We will issue any debt securities that will be subordinated debt under an Indenture between us and a trustee, or the “Subordinated Indenture.” This prospectus refers to the Senior Indenture and the Subordinated Indenture individually as the “Indenture” and collectively as the “Indentures.” The form of Senior Indenture and the form of Subordinated Indenture are included as exhibits to the registration statement of which this prospectus forms a part. The term “trustee” refers to the trustee under each Indenture, as appropriate.

The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The Indentures are substantially identical, except for the provisions relating to subordination, which are included only in the Subordinated Indenture. The following summary of the material provisions of the Indentures and the debt securities is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indentures, each of which has been filed as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the Indenture that is applicable to you because it, and not the summary below, defines your rights as a holder of debt securities. You can obtain copies of the Indentures by following the directions described under the heading “Where You Can Find More Information.”

General

The senior debt securities will rank equally with all of our other unsubordinated debt. The subordinated debt securities will be subordinated in right of payment to our “Senior Indebtedness,” as defined below in the section titled “Subordination”. The Indentures do not limit the amount of debt, either secured or unsecured, which may be issued by us under the Indentures or otherwise. We may limit the maximum total principal amount for the debt securities of any series. However, any limit under the Indentures may be increased by resolution of our Board of Directors. We will establish the terms of each series of debt securities under the Indentures in a supplemental Indenture, board resolution or company order. The debt securities under the Indentures may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Debt securities sold at an original issue discount may bear no interest or interest at a rate which is below market rates.

The Indentures do not prohibit us or our subsidiaries from incurring debt or agreeing to limitations on our subsidiaries’ ability to pay dividends or make other distributions to us, although the terms of specific debt securities may include such limitations. The agreements governing our indebtedness contain limitations on our ability to incur debt or liens, conduct asset sales and pay dividends.

Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series under the Indentures without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable Indenture.

Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

We may issue debt securities from time to time in one or more series under the Indentures. We will describe the particular terms of each series of debt securities we offer in a supplement to this prospectus or other offering material. The prospectus supplement and other offering material relating to a series of debt securities will describe the terms of such debt securities being offered, including (to the extent such terms are applicable to such debt securities):

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;
●	any limit upon the aggregate principal amount of the debt securities of that series that may be issued;
●	the maturity date or dates;
●	the form of the debt securities of the series;
●	the applicability of any guarantees;
●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;
●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate or rates and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
●	the denominations in which we will issue the series of debt securities, if other than minimum denominations of $1,000 or any integral multiple in excess thereof;
●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;
●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities, the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for certificated securities, and the depositary for such global security or securities;
●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;
●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;
●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;
●	any restrictions on transfer, sale or assignment of the debt securities of the series; and
●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on that series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;
●	if we fail to pay the principal of, or premium, if any, on that series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;
●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under the indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered, and if requested, provided, indemnity or security satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holders is not in conflict with any law or the applicable indenture; and
●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;
●	such holders have offered, and if requested, provided, to the trustee indemnity or security satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer or request of indemnity.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modifications of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”
●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;
●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;
●	to make any change that does not adversely affect the rights of any holder of debt securities of any series in any material respect;
●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee;
●	to conform the text of the indenture, any supplemental indentures thereto and any forms of debt securities issued thereunder to the corresponding description of the debt securities contained in the applicable prospectus or prospectus supplement; or
●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;
●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;
●	register the transfer or exchange of debt securities of the series;
●	replace stolen, lost or mutilated debt securities of the series;
●	pay principal of and premium and interest on any debt securities of the series;
●	maintain paying agencies;
●	hold monies for payment in trust;
●	recover excess money held by the trustee;
●	compensate, reimburse and indemnify the trustee; and
●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in minimum denominations of $1,000 or any integral multiple in excess thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series in global form can exchange the debt securities for other debt securities of the same series in definitive form, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional security registrars or transfer agents or rescind the designation of any security registrar or transfer agent or approve a change in the office through which any security registrar or transfer agent acts, except that we will be required to maintain a security registrar and a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under the indenture, undertakes to perform only those duties as are specifically set forth in the indenture. Upon an event of default under the indenture, the trustee must use the same degree of care as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the rights or powers given to it by the indenture at the request of any holder of debt securities unless it is offered, and if requested, provided security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agent(s) designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We may at any time rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Subject to applicable abandoned property law, all money we pay to a paying agent or the trustee for the payment of the principal of, or any premium or interest on, any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following statements relating to our capital stock do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, the provisions of the Certificate of Incorporation, as amended, or the “Certificate,” and By-Laws, as amended, or the “Bylaws,” which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

The Certificate authorizes a total of 100,100,000 shares of capital stock, of which 100,000,000 may be shares of common stock, par value $0.01 per share, and 100,000 may be shares of preferred stock, par value $0.01 per share. We have designated 10,000 shares of our preferred stock as Series 1 Preferred Stock and 7,500 shares of our preferred stock as the 8.875% Series A Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”).

As of August 9, 2024, we have the following securities issued and outstanding:

●	67,896,161 shares of common stock;
●	329 shares of Series 1 Preferred Stock, which are convertible into 133,261 shares of common stock;
●	2,300 shares of Series A Preferred Stock, represented by depositary shares (each representing a 1/1000th fractional interest in a share of Series A Preferred Stock) (the “Depositary Shares”);
●	warrants to purchase 1,000,000 shares of common stock issued to certain lenders;
●	options to purchase or restricted stock units totaling an aggregate of 1,954,480 shares of common stock issued to directors, officers, employees and consultants;
●	unsecured convertible loans in a principal amount of approximately $16.3 million with a maturity date of June 30, 2027, which are convertible into up to approximately 4,262,174 shares of common stock including interest thereon through maturity;
●	secured convertible loans in a principal amount of approximately $20.1 million with a maturity date of June 30, 2027, which are convertible into up to approximately 5,119,067 shares of common stock including interest thereon through maturity.

Common Stock

Subject to the rights of the holders of any shares of preferred stock that may at the time be outstanding, record holders of common stock are entitled to such dividends as the Board of Directors may declare. We do not anticipate declaring or paying cash dividends on our common stock for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders may not receive any funds absent a sale of their shares of common stock.

Holders of common stock are entitled to one vote for each share held in their name on all matters submitted to a vote of stockholders and do not have preemptive rights or cumulative voting rights. Holders of common stock are not subject to further calls or assessments as a result of their holding shares of common stock.

Upon our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of common stock are entitled to share ratably in the distribution remaining after payment of debts and expenses and of the amounts to be paid on liquidation to the holders of shares of preferred stock.

The transfer agent for our common stock is Continental Stock Transfer & Trust Company, New York, New York.

Series 1 Preferred Stock

On March 5, 2020, we filed a Certificate of Designation of Series 1 Preferred Stock with the Secretary of State of the State of Delaware to designate 10,000 shares of our preferred stock, par value $0.01 per share, as Series 1 Preferred Stock.

We issued the shares of Series 1 Preferred Stock pursuant to Conversion and Exchange Agreements, dated March 5, 2020, between us and two of our stockholders, in exchange for the satisfaction of an outstanding aggregate amount payable under our 7.00% Convertible Senior Notes due 2020.

The following is a brief description of our Series 1 Preferred Stock:

Ranking and Liquidation. Prior to March 5, 2025, or the “Mandatory Conversion Date”, subject to applicable law and the rights of the holders of any other outstanding series of our preferred stock, in the event of our voluntary or involuntary liquidation, dissolution or winding up, each share of Series 1 Preferred Stock will be entitled to receive an amount in cash equal to $2,734.09 per share (as may be adjusted for any dividends of shares of Series 1 Preferred Stock, subdivision of the outstanding shares of Series 1 Preferred Stock or combination of the outstanding shares of Series 1 Preferred Stock), before any payment may be made to holders of our common stock or any outstanding series of our preferred stock junior in liquidation preference to the Series 1 Preferred Stock. In addition, prior to the Mandatory Conversion Date, subject to applicable law and the rights of the holders of any other outstanding series of our preferred stock, holder of shares of Series 1 Preferred Stock will be entitled to participate pro rata on an as-converted into common stock basis with all of our common stock in the distribution of any remaining proceeds from the voluntary or involuntary liquidation, dissolution or winding up. After the Mandatory Conversion Date, subject to applicable law and the rights of the holders of any outstanding series of our preferred stock, holders of shares of Series 1 Preferred Stock will not receive any preference and will only be entitled to participate pro rata on an as-converted into common stock basis with all of our common stock in the distribution of any remaining proceeds from the voluntary or involuntary liquidation, dissolution or winding up.

Conversion. Each share of Series 1 Preferred Stock is convertible at any time at the option of the holder into 405.05 shares of our common stock (the “Conversion Rate”), provided that the holder will be prohibited from converting shares of Series 1 Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would beneficially own more than 9.9% of the total number of shares of our common stock then issued and outstanding after giving effect to such conversion. On the Mandatory Conversion Date, each share of Series 1 Preferred Stock will automatically convert into shares of our common stock at the Conversion Rate then in effect; provided, that the shares of Series 1 Preferred Stock will not automatically convert shares of our common stock to the extent that, as a result of such conversion, the holder, together with its affiliates, would beneficially own more than 9.9% of the total number of shares of our common stock then issued and outstanding after giving effect to such conversion. Any shares of Series 1 Preferred Stock that remain outstanding after the Mandatory Conversion Date as a result of such limitations will be convertible at any time thereafter, at the option of the holder, subject to the beneficial ownership limitations in the Certificate of Designation of Series 1 Preferred Stock.

Voting Rights. Prior to the Mandatory Conversion Date, except as provided by applicable law, each share of Series 1 Preferred Stock will be entitled to 301.98 votes (the “Voting Rate”) on all matters on which stockholders are generally entitled to vote (provided that no holder of shares of Series 1 Preferred Stock will be entitled to such number of votes in excess of such holder’s beneficial ownership limitation). Additionally, prior to the Mandatory Conversion Date, the vote or written consent of holders of a majority of the outstanding shares of Series 1 Preferred Stock, voting separately as a single class, will be required for certain amendments to our Certificate, to liquidate us, to incur certain indebtedness other than permitted indebtedness, to enter into certain affiliate transactions, to issue additional shares of Series 1 Preferred Stock and to issue any capital stock senior or having parity in preference to the Series 1 Preferred Stock, other than preferred shares that may be issued in one or more financing transactions as an alternative to our incurring, and which the gross proceeds of shall be offset against, permitted indebtedness. Permitted indebtedness over which the holders of shares of Series 1 Preferred Stock will have no voting rights consists of (i) our existing debt as of March 5, 2020 and the refinancing of such debt, (ii) up to $600 million of debt that we may incur related to our southern pipeline project or our northern pipeline project (collectively, the “Pipeline Water Projects”), (iii) the establishment of related infrastructure and farming costs for developing agriculture on land owned by us and our subsidiaries (the “Farming Project”), (iv) working capital for the Pipeline Water Projects, the Farming Project or general corporate purposes, and (v) a refinancing of any of the debt described in this sentence related to the Pipeline Water Projects. After the Mandatory Conversion Date, the shares of Series 1 Preferred Stock will have no voting rights, except as required by applicable law.

Dividends. Prior to the Mandatory Conversion Date, the holders of shares of Series 1 Preferred Stock will not be entitled to participate in any dividends or distributions. After the Mandatory Conversion Date, subject to the applicable law and the rights of the holders of any outstanding series of our preferred stock, shares of Series 1 Preferred Stock will rank pari passu on an as-converted to common stock basis with all of our common stock as to dividends and distributions. However, holders of shares of Series 1 Preferred Stock will not be entitled to participate in dividends consisting of shares of our common stock or other securities convertible into or exercisable for shares of our common stock to the extent that, as a result of such dividend, the holder, together with its affiliates, would beneficially own more than 9.9% of the total number of shares of our common stock then issued and outstanding after giving effect to such dividend.

Anti-Dilution. The Conversion Rate and the Voting Rate are subject to proportionate adjustment upon the issuance by us of stock dividends, stock splits, and similar proportionately applied changes affecting our outstanding shares of common stock.

Redemption. At any time after March 5, 2021, we may redeem shares of Series 1 Preferred Stock by payment of an amount per share equal to $13.50 (as may be adjusted for any dividends of shares of Series 1 Preferred Stock, subdivision of the outstanding shares of Series 1 Preferred Stock or combination of the outstanding shares of Series 1 Preferred Stock) multiplied by the Conversion Rate then in effect; provided, that as to each holder of shares of Series 1 Preferred Stock, the number of shares redeemed must be at least 25% of the Preferred Shares originally issued to such holder. There will be no restriction on the redemption of the shares of Series 1 Preferred Stock while there is any arrearage in the payment of dividends.

Rights as a Stockholder. Except as otherwise provided in the Certificate of Designation of Series 1 Preferred Stock, or by virtue of such holder’s ownership of shares of our common stock, the holders of shares of Series 1 Preferred Stock do not have the rights or privileges of holders of shares of our common stock, until they convert their shares of Series 1 Preferred Stock into our common stock.

Amendments. Certain terms of the Series 1 Preferred Stock may be amended or modified with the vote or written consent of the holders of a majority of the then-outstanding shares of Series 1 Preferred Stock.

The 8.875% Series A Cumulative Perpetual Preferred Stock and the Depositary Shares

On July 1, 2021, we filed a Certificate of Designation of 8.875% Series A Cumulative Perpetual Preferred Stock with the Secretary of State of the State of Delaware to designate 7,500 shares of our preferred stock, par value $0.01 per share, as Series A Preferred Stock.

In July 2021, we completed the sale of 2,300,000 Depositary Shares, each representing 1/1000th of a share of Series A Preferred Stock, for net proceeds of approximately $54 million.

Our Depositary Shares are listed on the Nasdaq Global Market under the symbol “CDZIP.”

The following is a brief description of our Series A Preferred Stock:

Ranking and Liquidation. The Series A Preferred Stock represented by the Depositary Shares will rank, as to dividend rights and rights upon liquidation, dissolution or winding up:

(1)	senior to all classes or series of our common stock and to each other class or series of capital stock issued by us other than any class or series of capital stock issued with terms specifically providing that such securities rank senior to or on a parity with the Series A Preferred Stock; provided, however, that the Series A Preferred Stock shall rank junior to the Series 1 Preferred Stock with respect to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up;

(2)	on a parity with each class or series of capital stock issued by us with terms specifically providing that such securities rank on a parity with the Series A Preferred Stock with respect to the declaration and payment of dividends and the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up;

(3)	junior to each class or series of capital stock issued by us with terms specifically providing that such securities rank senior to the Series A Preferred Stock with respect to the declaration and payment of dividends and the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, none of which exists on the original effective date of the certificate of designation for the Series A Preferred Stock except the Series 1 Preferred Stock, which ranks junior to the Series A Preferred Stock with respect to the payment of dividends and senior to the Series A Preferred Stock with respect to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up; and

(4)	effectively junior to all our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing or future subsidiaries.

Dividends. We will pay cumulative cash dividends on the Series A Preferred Stock, when and as declared by the Board of Directors, at the rate of 8.875% of the $25,000.00 liquidation preference per share (equivalent to $25.00 per depositary share) per year (equivalent to $2,218.75 per share per year or $2.21875 per depositary share per year).

Dividends will be payable quarterly in arrears, on or about the 15th day of January, April, July and October, beginning on or about October 15, 2021; provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the immediately preceding or next succeeding business day, and if paid on the next succeeding business day, no interest, additional dividends or other sums will accumulate on the amounts so payable for the period from and after that dividend payment date to the next succeeding business day. Dividends will accumulate and be cumulative from, and including, the date of original issuance. Dividends on the Series A Preferred Stock underlying the depositary shares will continue to accumulate whether or not (i) any of our agreements prohibit the current payment of dividends, (ii) we have earnings or funds legally available to pay the dividends, or (iii) our Board of Directors does not declare the payment of the dividends.

Liquidation Preference. The liquidation preference of each share of Series A Preferred Stock is $25,000.00 per share (equivalent to $25.00 per depositary share). Upon liquidation, the holders of the Series A Preferred Stock will be entitled to receive the liquidation preference with respect to their shares of Series A Preferred Stock plus an amount equal to accumulated but unpaid dividends with respect to such shares. For the avoidance of doubt the Series 1 Preferred Stock shall be senior in liquidation preference to the Series A Preferred Stock.

Optional Redemption. We may not redeem the Series A Preferred Stock represented by the depositary shares prior to July 2, 2026, the fifth anniversary of July 2, 2021, except as described below under “Special Optional Redemption.” At any time on or after July 2, 2026, we may, at our option, redeem the Series A Preferred Stock, in whole or from time to time in part, by paying $25,000.00 per share (equivalent to $25.00 per depositary share), plus any accumulated and unpaid dividends up to, but not including, the date of redemption. This feature is referred to as an “optional redemption.”

On or after the date fixed for redemption of shares of Series A Preferred Stock, each holder of depositary shares representing interests in the Series A Preferred Stock to be redeemed must present and surrender the depositary receipts evidencing the depositary shares to the depositary at the place designated in the notice of redemption. The redemption price payable to such holder of depositary shares will then be paid to or on the order of the person whose name appears on such depositary receipts as the owner thereof.

Special Optional Redemption Upon a Change of Control or Delisting Event. Upon the occurrence of a Delisting Event (as defined below), we may, at our option, redeem the Series A Preferred Stock represented by the depositary shares, in whole or in part, within 90 days after the first date on which such Delisting Event occurred, for cash, at a redemption price of $25,000.00 per share (equivalent to $25.00 per depositary share), plus any accrued and unpaid dividends to, but not including, the date of redemption, and the depositary will redeem a proportional number of depositary shares representing the shares redeemed.

A “Delisting Event” occurs when, after the original issuance of Series A Preferred Stock, both (i) the shares of Series A Preferred Stock (or the depositary shares) are no longer listed on the New York Stock Exchange (the “NYSE”), the NYSE American LLC (“NYSE AMER”) or the Nasdaq Stock Market LLC (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE AMER or NASDAQ, and (ii) we are not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but any shares of the Series A Preferred Stock are still outstanding.

Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series A Preferred Stock represented by the depositary shares, in whole or in part within 120 days after the first date on which such Change of Control occurred, for cash, at a redemption price of $25,000.00 per share (equivalent to $25.00 per depositary share), plus any accrued and unpaid dividends to, but not including, the date of redemption, and the depositary will redeem a proportional number of depositary shares representing the shares redeemed.

A “Change of Control” occurs when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

●	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of any class or series of capital stock of the company entitling that person to exercise more than 50% of the total voting power of all shares of the company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
●	following the closing of any transaction referred to in the bullet point above, neither we nor any acquiring or surviving entity (or if, in connection with such transaction shares of common stock are converted into or exchanged for (in whole or in part) common equity securities of another entity), has a class of common securities (or depositary receipts representing such securities) listed on the NYSE, the NYSE AMER or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE AMER or NASDAQ

We refer to a redemption following a Delisting Event or Change of Control as a “special optional redemption.” If, prior to the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable, we have provided or provide notice of exercise of any of our redemption rights relating to the Series A Preferred Stock (whether our optional redemption right or our special optional redemption right), the holders of depositary shares representing interests in the Series A Preferred Stock will not have the conversion right described below.

Conversion Rights. Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of depositary shares representing interests in the Series A Preferred Stock will have the right (unless, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem the Series A Preferred Stock) to convert some or all of the Series A Preferred Stock represented by the depositary shares held by such holder on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, into a number of shares of common stock (or equivalent value of alternative consideration) per depositary share equal to the lesser of:

●	the quotient obtained by dividing (1) the sum of the $25.00 per depositary share liquidation preference plus the amount of any accumulated and unpaid dividends to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (2) the Common Stock Price (as defined in herein); and
●	3.74813 (i.e., the Share Cap), subject to certain adjustments;

and subject, in each case, to the certain conditions, including, under specified circumstances, an aggregate cap on the total number of shares of common stock issuable upon conversion and to provisions for the receipt of alternative consideration.

If, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right or our optional redemption right, holders of depositary shares representing interests in the Series A Preferred Stock will not have any right to convert the underlying Series A Preferred Stock, and any Series A Preferred Stock subsequently selected for redemption that has been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable.

Except as provided above in connection with a Delisting Event or Change of Control, shares of the Series A Preferred Stock are not convertible into or exchangeable for any other securities or property. Because each depositary share represents a 1/1000th interest in a share of the Series A Preferred Stock, the number of shares of common stock ultimately received for each depositary share will be equal to the number of shares of common stock received upon conversion of each share of Series A Preferred Stock divided by 1,000. In the event that the conversion would result in the issuance of fractional shares of common stock, we will pay the holder of depositary shares cash in lieu of such fractional shares.

For purposes of this description of the Series A Preferred Stock and the underlying Depositary Shares, “Change of Control Conversion Date” means a business day fixed by our board of directors that is not fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of the Depositary Shares representing interests in the Series A Preferred Stock.

For purposes of this description of the Series A Preferred Stock and the underlying Depositary Shares, “Common Stock Price” for any Change of Control will be: (1) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of common stock; and (2) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing prices for our common stock on the principal U.S. securities exchange on which our common stock is then traded (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common stock is not then listed for trading on a U.S. securities exchange. The “Common Stock Price” for any Delisting Event will be the average of the closing price per share of our Common Stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Delisting Event.

For purposes of this description of the Series A Preferred Stock and the underlying Depositary Shares, “Delisting Event Conversion Date” means a business day fixed by our board of directors that is not fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of the Depositary Shares representing interests in the Series A Preferred Stock.

Voting Rights. Holders of Depositary Shares representing interests in the Series A Preferred Stock generally will have no voting rights. However, if we do not pay dividends on any outstanding shares of Series A Preferred Stock for six or more quarterly dividend periods (whether or not declared or consecutive), holders of the Series A Preferred Stock (voting separately as a class with all other outstanding series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors to the Board of Directors to serve until all unpaid dividends have been fully paid or declared and set apart for payment. In addition, certain material and adverse changes to the terms of the Series A Preferred Stock cannot be made without the affirmative vote of holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate class.

Depositary. Continental Stock Transfer & Trust Company, located at 1 State Street 30th Floor, New York, New York.

Future Classes or Series of Preferred Stock

This following description sets forth certain general terms and provisions of our authorized preferred stock, other than our Series 1 Preferred Stock and Series A Preferred Stock described above. When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to the particular series of preferred stock. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our Certificate. The certificate of designations will be filed with the SEC in connection with an offering of preferred stock.

Under the Certificate, our Board of Directors has the authority to:

●	create one or more series of preferred stock,
●	issue shares of preferred stock in any series up to the maximum number of shares of preferred stock authorized, and
●	determine the preferences, rights, privileges and restrictions of any series.

Our Board of Directors may issue authorized shares of preferred stock, as well as authorized but unissued shares of common stock, without further stockholder action, unless stockholder action is required by applicable law or by the rules of a stock exchange or quotation system on which any series of our stock may be listed or quoted.

The prospectus supplement will describe the terms of any preferred stock being offered, including:

●	the number of shares and designation or title of the shares;
●	any liquidation preference per share;
●	any date of maturity;
●	any redemption, repayment or sinking fund provisions;
●	any dividend rate or rates and the dates of payment (or the method for determining the dividend rates or dates of payment);
●	any voting rights;
●	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;
●	the method by which amounts in respect of the preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;
●	whether the preferred stock is convertible or exchangeable and, if so, the securities or rights into which the preferred stock is convertible or exchangeable, and the terms and conditions of conversion or exchange;
●	the place or places where dividends and other payments on the preferred stock will be payable; and
●	any additional voting, dividend, liquidation, redemption, preemption, transfer restrictions, and other rights, preferences, privileges, limitations and restrictions.

All shares of preferred stock offered will be fully paid and non-assessable. Any shares of preferred stock that are issued will have priority over the common stock with respect to dividend or liquidation rights or both.

Our Board of Directors could create and issue a series of preferred stock with rights, privileges or restrictions which effectively discriminate against an existing or prospective holder of preferred stock as a result of the holder beneficially owning or commencing a tender offer for a substantial amount of common stock. One of the effects of authorized but unissued and unreserved shares of capital stock may be to make it more difficult or discourage an attempt by a potential acquirer to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise. This protects the continuity of our management. The issuance of these shares of capital stock may defer or prevent a change in control of our company without any further stockholder action.

The transfer agent for each series of preferred stock will be described in the prospectus supplement.

Indemnification of Directors and Officers

Our Bylaws and Certificate provide that we will indemnify any of our directors, officers or employees to the fullest extent permitted by the General Corporation Law of the State of Delaware against all expenses, liability and loss incurred in connection with any action, suit or proceeding in which any such person may be involved by reason of the fact that he or she is or was our director, officer or employee. We carry insurance policies in standard form indemnifying our directors and officers against liabilities arising from certain acts performed by them in their capacities as our directors and officers. These policies also indemnify us for any sums we may be required or permitted to pay by law to our directors and officers as indemnification for expenses they may have incurred.

Exchange Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “CDZI.”

Anti-Takeover Effects of Delaware Law and Certain Provisions of our Charter Documents

The following is a summary of the General Corporation Law of the State of Delaware, our Certificate and our Bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the General Corporation Law of the State of Delaware, our Certificate and our Bylaws, as applicable.

Our Certificate and our Bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders. These provisions are summarized in the following paragraphs.

Limitation on Directors’ Liability. Delaware law permits a corporation to, by provision of its certificate of incorporation, eliminate the personal liability of its directors to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for breach of the director’s duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividends and stock repurchases or (iv) for any transaction from which the director derived an improper personal benefit. Our Certificate contains such a provision.

This provision of our Certificate offers persons who serve on our Board of Directors protection against awards of monetary damages resulting from certain breaches of their fiduciary duty, including grossly negligent business decisions made in connection with, among other things, takeover proposals for us, and may limit our ability or the ability of one of our stockholders to prosecute an action against a director for a breach of fiduciary duty.

Special Meeting of Stockholders. Our Certificate prohibits stockholder action by written consent in lieu of a meeting of stockholders. Further, special meetings of stockholders may be called only by our Board of Directors, Chief Executive Officer or President. In addition, our Bylaws contain advance notice procedures for stockholders seeking to bring business before the annual meeting of stockholders or to nominate candidates for election as directors at the annual meeting of stockholders, and specify certain requirements regarding the form and content of a stockholder’s notice. The foregoing could have the effect of delaying or preventing unsolicited takeovers and changes in control or changes in our Board of Directors.

Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock may be to enable our Board of Directors to make more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of our Board of Directors. If, in the due exercise of its fiduciary obligations, our Board of Directors were to determine that a takeover proposal was not in our best interest, authorized but unissued shares of common stock could be issued by our Board of Directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our Certificate grants our Board of Directors “blank check” power, which includes the power to create and establish the rights and preferences of one or more series of preferred stock out of our authorized and unissued shares of preferred stock. One of the effects of the “blank check” power may be to enable our Board of Directors to make more difficult or discourage an attempt to obtain control of our company as described above. If, in the due exercise of its fiduciary obligations, our Board of Directors were to determine that a takeover proposal was not in our best interests, one or more series of preferred stock could be created and shares thereof issued, without stockholder approval, which action may prevent or render more difficult or costly the completion of the takeover transaction as described above. The creation of one or more series of preferred stock and the issuance of shares of such preferred stock could also decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders.

Cumulative Voting. Our Certificate does not provide for cumulative voting in the election of directors which would allow holders of less than a majority of the stock to elect some directors.

Vacancies. Our Certificate provides that all vacancies, including newly created directorships, may be filled only by a majority vote of the directors then in office, though less than a quorum.

Anti-Takeover Effects of Delaware Law. We are subject to the “business combination” provisions of Section 203 of the General Corporation Law of the State of Delaware. In general, such provisions prohibit a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	prior to the date the interested stockholder obtained such status, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain outstanding voting stock); or
●	on or subsequent to such date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to an interested stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock. Section 203 of the General Corporation Law of the State of Delaware could prohibit or delay mergers or other takeover or change in control attempts with respect to Cadiz and, accordingly, may discourage attempts to acquire Cadiz even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares, which will be evidenced by depositary receipts, representing fractional interests in shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. This description is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock. For a description of our preferred stock, see “Description of Capital Stock—Series 1 Preferred Stock” and “Description of Capital Stock—The 8.875% Series A Cumulative Perpetual Preferred Stock and the Depositary Shares.”

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary we select. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by such holders on the relevant record date.

In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it in proportion to the number of depositary shares owned by such holder. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

Withdrawal of Preferred Stock

Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, when a holder surrenders depositary receipts at the office of the preferred stock depositary maintained for that purpose, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder generally cannot “re-deposit” these shares of preferred stock with the preferred stock depositary or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares other than a whole number of shares of preferred stock for redemption or exchange, the preferred stock depositary will issue a new depositary receipt to the holder that evidences the remainder of depositary shares at the same time that the preferred stock is withdrawn.

Redemption, Conversion and Exchange of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem, as of the same date, the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.

If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.

After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those preferred shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Additionally, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is also required by the holders of depositary receipts representing not less than a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.

We may direct the preferred stock depositary to terminate the deposit agreement at any time by mailing notice of termination to the record holders of the depositary receipts then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the preferred stock depositary will deliver to each holder of depositary receipts, upon surrender of those receipts, such number of whole shares of the series of preferred stock represented by the depositary shares together with cash in lieu of any fractional shares, to the extent we have deposited cash for payment in lieu of fractional shares with the preferred stock depositary. In addition, the deposit agreement will automatically terminate if:

●	all of the outstanding shares of the preferred stock deposited with the preferred stock depositary have been withdrawn, redeemed, converted or exchanged; or

●	there has been a final distribution in respect of the deposited preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.

Miscellaneous

The preferred stock depositary will forward all reports and communications from us which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement, and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, depositary shares or debt securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company to be named in the applicable prospectus supplement, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. If we offer warrants, we will file the warrant agreement relating to the offered warrants as an exhibit to, or incorporate it by reference in, the registration statement of which this prospectus is a part.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

●	the title of the warrants;
●	the price or prices at which the warrants will be issued;
●	the designation, amount and terms of the securities for which the warrants are exercisable;
●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
●	the aggregate number of warrants;
●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
●	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
●	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;
●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
●	the maximum or minimum number of warrants that may be exercised at any time;
●	information with respect to book-entry procedures, if any; and
●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of common stock, preferred stock, depositary shares or debt securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common stock, preferred stock, depositary shares or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase shares of our common stock, preferred stock or depositary shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	the price, if any, for the subscription rights;
●	the exercise price payable for each share of common stock or preferred stock or depositary share upon the exercise of the subscription rights;
●	the number of subscription rights issued to each stockholder;
●	the number and terms of the shares of common stock or preferred stock or depositary shares which may be purchased per each subscription right;
●	the extent to which the subscription rights are transferable;
●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more subscription rights, warrants, debt securities, shares of preferred stock, depositary shares, shares of common stock or any combination of such securities issued by us or by third parties. The applicable prospectus supplement will describe:

●	the terms of the units and of the subscription rights, warrants, debt securities, preferred stock, depositary shares and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
●	a description of the terms of any unit agreement governing the units; and
●	a description of the provisions for the payment, settlement, transfer or exchange or the units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions,

●	directly to purchasers;
●	through agents;
●	to or through underwriters or dealers; or
●	through a combination of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants and subscriptions.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or
●	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or other offering materials, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or other offering materials, as the case may be.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

●	the terms of the offering;
●	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;
●	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
●	any delayed delivery arrangements;
●	any initial public offering price;
●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;
●	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”);
●	at prices related to the prevailing market prices; or
●	at negotiated prices.

General

Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be named in the applicable prospectus supplement or other offering materials, as the case may be.

Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless the applicable prospectus supplement states otherwise, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or other offering materials, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock and Depositary Shares (each representing a 1/1000th fractional interest in a share of our Series A Preferred Stock) which are traded on the Nasdaq Global Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, any such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system. Any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of these transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Norton Rose Fulbright US LLP, Chicago, Illinois. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We have filed with the Commission a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information in the registration statement. For further information about us and our securities, you should refer to the registration statement, including exhibits, and the financial statements and notes filed as a part thereof.

We file quarterly and annual reports, proxy statements and other information with the Commission. Our filings with the Commission, including the registration statement, reports, proxy and information statements, and other information are available to you on the Commission’s website at http://www.sec.gov. In addition, documents that we file with the Commission are available on our website at www.cadizinc.com. Our website address provided in this prospectus is not intended to function as a hyperlink and the information on our website is not, nor should it be considered, part of this prospectus or incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we file with them. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we have filed with the Commission prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in the prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus the information contained in the following documents, which is considered to be a part of this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed on March 28, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed on May 14, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed on August 13, 2024;

●	the Current Reports on Form 8-K filed with the Commission on January 5, 2024, March 4, 2024, March 5, 2024, March 6, 2024, March 14, 2024, April 2, 2024, April 19, 2024, April 19, 2024, and June 14, 2024;

●	the description of our common stock as set forth in our registration statement filed on Form 8-A under the Exchange Act on May 8, 1984, as amended by:

●	the description of our common stock as set forth in Exhibit 4.4 to the Annual Report on Form 10-K for the year ended December 31, 2023, filed on March 28, 2024;

●	the description of our Series 1 Preferred as set forth in the Current Report on Form 8-K filed with the Commission on March 9, 2020; and

●	the registration statement filed on Form 8-A under the Exchange Act on July 2, 2021.

We also incorporate by reference all additional documents that we file with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the date of the initial registration statement and prior to the effectiveness of the registration statement or that are filed after the effective date of the registration statement of which this prospectus is a part and prior to the termination of the offering of securities offered pursuant to this prospectus. We are not, however, incorporating in each case, any documents or information that we are deemed to “furnish” and not file in accordance with the Commission rules.

You may obtain a copy of these filings, without charge, by writing or calling us at:

Cadiz Inc.

550 South Hope Street

Suite 2850

Los Angeles, California 90071

Attention: Investor Relations

(213) 271-1600

No dealer, salesperson, or other person has been authorized to give any information or to make any representation not contained in this prospectus, and, if given or made, such information and representation should not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the facts set forth in this prospectus or in our affairs since the date hereof.

PROSPECTUS SUPPLEMENT

5,000,000 Shares of Common Stock

Cadiz Inc.

Roth Capital Partners

October 29, 2026